SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          June 16, 2005
                                                --------------------------------


Commission        Registrant, State of Incorporation,       I.R.S. Employer
File Number       Address and Telephone Number              Identification No.

1-3526            The Southern Company                      58-0690070
                  (A Delaware Corporation)
                  270 Peachtree Street, N.W.
                  Atlanta, Georgia 30303
                  (404) 506-5000

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 - Other Events

         For information concerning the Mirant Corporation ("Mirant") bankruptcy matter pending in the U.S. Bankruptcy Court in the Northern District of Texas (the "Bankruptcy Court") and other Mirant related matters, see Note 3 to the financial statements of The Southern Company ("Southern Company") under "Mirant Related Matters - Mirant Bankruptcy" in Item 8 of Southern Company's Annual Report on Form 10-K for the year ended December 31, 2004 and Note (B) under "Mirant Related Matters" to Southern Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. See also MANAGEMENT'S DISCUSSION AND ANALYSIS
- FUTURE EARNINGS POTENTIAL - "Other Matters - Mirant Related Matters" in Item 7 of Southern Company's Annual Report on Form 10-K for the year ended December 31, 2004 and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - "Mirant Related Matters" of Southern Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

         On June 16, 2005, Mirant, as a debtor in possession in the Mirant chapter 11 proceedings, and The Official Committee of Unsecured Creditors of Mirant Corporation filed a complaint against Southern Company in the Bankruptcy Court. The complaint alleges that Southern Company caused Mirant to engage in certain fraudulent transfers and to pay illegal dividends to Southern Company in 1999 and 2000 with actual intent to hinder, delay or defraud creditors or, alternatively, when Southern Company knew or should have known that Mirant was allegedly insolvent, undercapitalized or unable to pay its debts. The alleged fraudulent transfers and/or illegal dividends include: (1) certain dividends from Mirant to Southern Company in the aggregate amount of $668 million, (2) the repayment of certain intercompany loans and accrued interest in an aggregate amount of $1.035 billion and (3) the dividend distribution of one share of Series B Preferred Stock and its subsequent redemption in exchange for Mirant's 80% interest in a holding company which owned SE Finance Capital Corporation and Southern Company Capital Funding, Inc., which transfer Mirant asserts is valued at $247.9 million. The complaint also seeks to recharacterize certain advances from Southern Company to Mirant for investments in energy facilities from debt to equity. The complaint further alleges that Southern Company is liable to Mirant's creditors for the full amount of Mirant's liability under an alter ego theory of liability and that Southern Company caused Mirant to breach its fiduciary duty of loyalty to its creditors. The complaint seeks monetary damages in excess of $2 billion plus interest, punitive damages, attorneys fees and costs. Finally, Mirant objects to Southern Company's claims against Mirant in the Bankruptcy Court (which, in the aggregate, currently total approximately $70 million) and seeks equitable subordination of Southern Company's claims to the claims of all other creditors.

         Southern Company believes there is no meritorious basis for these claims and intends to vigorously defend itself in this action. The ultimate outcome of this matter cannot be determined at this time.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2005                 THE SOUTHERN COMPANY



                                     By         /s/Patricia L. Roberts
                                       -------------------------------------
                                                  Patricia L. Roberts
                                                  Assistant Secretary